Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

H&E Equipment Services, Inc.

Baton Rouge, Louisiana

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138242) of H&E Equipment Services, Inc. of our reports dated March 5, 2013, relating to the consolidated financial statements, financial statement schedule and the effectiveness of H&E Equipment Services, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, Texas

March 5, 2013